UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2013

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 100	Berwyn, PA 19312
(Address of Principal Executive Offices)	(Zip Code)

 (484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 7, 2013, Universal Business Payment Solutions Acquisition Corporation (“UBPS” or the “Company”) issued Unsecured Promissory Notes to UBPS Services, LLC, an entity controlled by Bipin C. Shah, the Chief Executive Officer of UBPS, and Trent Voigt, Chief Executive Officer of JetPay, LLC (“JetPay”), its wholly owned subsidiary, in the amounts of $60,000.00 and $491,693.23, respectively. Amounts outstanding under the notes will accrue interest at a rate of 4% per annum. The notes mature on July 31, 2014. These Notes were issued to evidence borrowings from the two individuals in order to cover short-term cash requirements made necessary as a result of the withholding of JetPay’s residual processing payments by Merrick Bank (“Merrick”). Merrick withheld these funds as collateral against any potential losses due to Direct Air. The Direct Air issue and related risks were most recently described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

The foregoing descriptions of the Unsecured Promissory Notes and their related transactions do not purport to be complete and are qualified in their entireties by reference to the Unsecured Promissory Notes attached hereto as Exhibits 10.1 and 10.2, respectively and incorporated by reference herein.

Item 2.03. Creation a Direct Financial Obligation

The description from Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events

On May 31, 2013, UBPS successfully transferred the sponsorship business that was at Merrick Bank to Wells Fargo Bank, which is expected to prevent further withholdings. However, there can be no assurance that legal or other actions by Merrick will not further negatively impact the Company’s cash position. Additionally, in relation to the transfer to Wells Fargo Bank, the Company was required to establish a collateral reserve in the form of a Letter of Credit or a cash deposit. Mr. Voigt utilized personal assets as security against an irrevocable Letter of Credit for $1.9 million to act as a reserve at Wells Fargo Bank against potential future losses by JetPay’s merchants.

During the course of the transfer to Wells Fargo Bank, Merrick took several actions which negatively impacted the JetPay merchants covered by the former sponsorship arrangement. These actions included delaying payment to the merchants and deducting funds from amounts due such merchants in JetPay’s name, notwithstanding that JetPay had already invoiced and deducted monthly payments for services provided to these merchants in the normal course of JetPay’s business. On June 4, 2013, the Company filed suit against Merrick in the State of Utah requesting immediate credit to the merchants impacted and that Merrick refrain from any further activity regarding JetPay’s merchants. There can be no assurances that such legal action will be successful, and even if successful there can be no assurance that the Company will not suffer damage in its relationship with these merchants and their future business and revenues.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Unsecured Promissory Note, dated June 7, 2013, made by the Company in favor of UBPS Services, LLC
10.2	Unsecured Promissory Note, dated June 7, 2013, made by the Company in favor of Trent Voigt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2013

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Unsecured Promissory Note, dated June 7, 2013, made by the Company in favor of UBPS Services, LLC
10.2	Unsecured Promissory Note, dated June 7, 2013, made by the Company in favor of Trent Voigt